EXHIBIT 99.6

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          This First Amendment to Employment Agreement (this "Amendment"), dated as of April 28, 2005, by and between American Campus Communities, Inc. (the "Company") and William C. Bayless, Jr. ("Executive").

         WHEREAS, the Company and Executive have entered into an employment agreement dated as of August 11, 2004 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, the Company and Executive agree as follows:

          1. COBRA Coverage Upon Termination by the Company Without Cause.
Section 8(d)(iv) of the Employment agreement is amended and restated to read in its entirety as follows:

                  "(iv) An amount equal to the difference between the amount paid by Executive for health insurance coverage under the Company's health benefit plan immediately prior to such termination and the cost of continuation coverage under COBRA, payable on a monthly basis for the period ending on the expiration of the Restricted Period; provided, that if prior to the expiration of the Restricted Period Executive is eligible to receive health insurance benefits from a subsequent employer, payments under this subsection (iv) shall cease as of the date Executive becomes eligible."

          2. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.

          3. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

          4. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.



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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

             AMERICAN CAMPUS COMMUNITIES, INC.



             By: /s/ Brian B. Nickel
             -----------------------------------------------
             Name: Brian B. Nickel
             Title: Executive Vice President,
                    Chief Investment Officer
                    and Secretary



             /s/ William C. Bayless, Jr.
             -----------------------------------------------
             William C. Bayless, Jr.



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